Exhibit 99.2

Alpha Healthcare Acquisition Corp. III Announces Successful Closing of Business Combination with Carmell Therapeutics Corporation

July 14, 2023 03:12 PM Eastern Daylight Time

NEW YORK & PITTSBURGH—(BUSINESS WIRE)—Alpha Healthcare Acquisition Corp. III (Nasdaq: ALPA) (“ALPA”), a special purpose acquisition company led by Mr. Rajiv Shukla, today announced the successful completion of its business combination (the “Business Combination”) with Carmell Therapeutics Corporation, a Phase 2 stage regenerative medicine platform company developing allogeneic plasma-based biomaterials for active soft tissue repair, aesthetics and orthopedic indications (“Carmell”).

The resulting combined company, Carmell Therapeutics Corporation, is expected to commence trading of its shares of common stock and warrants on the Nasdaq Capital Market® under the ticker symbols “CTCX” and “CTCXW,” respectively, on July 17, 2023. Mr. Shukla will serve as Executive Chairman and Mr. Randy Hubbell will serve as Chief Executive Officer of the combined company.

Said Mr. Hubbell, “I am excited to partner with Rajiv and ALPA to accelerate our vision to offer Plasma-based Bioactive Materials to restore and repair human tissue for a range of aesthetics/soft tissue and orthopedic indications.”

Said Mr. Shukla, “I look forward to working with Randy and the Carmell team to build an Industry-leading regenerative medicine company through a combination of in-house product development, bolt-on acquisitions and business development aimed at aesthetics/soft tissue and orthopedic indications.”

Transaction Details

On January 4, 2023, ALPA and Carmell entered into a definitive Business Combination agreement. The Business Combination was approved by ALPA stockholders on July 11, 2023, following approval by Carmell stockholders. After reservation for certain tax obligations and satisfaction of redemption requests, the ALPA Trust retained gross proceeds of approximately $29.4 million. Goodwin Procter LLP acted as legal counsel to ALPA. Troutman Pepper Hamilton Sanders LLP acted as legal counsel to Carmell.

About ALPA

Alpha Healthcare Acquisition Corp. III is a special purpose acquisition company formed for the purpose of effecting a business combination with one or more businesses in the healthcare sector. The company was founded by Mr. Rajiv Shukla who has over two decades of buyouts, investments and operations experience in the healthcare industry. For more information, visit www.constellationalpha.com.

About Carmell

Carmell Therapeutics is a Phase 2 stage regenerative medicine platform company developing allogeneic plasma-based biomaterials that are designed to boost innate regenerative pathways across a variety of bone and soft tissue indications. Carmell received FDA clearance for a Phase 2-stage clinical trial designed to study accelerated healing and reduced infections in open tibia (shinbone) fractures with intramedullary rodding. Carmell expects to initiate a Phase 2 trial for Foot/Ankle Fusion. Pre-clinical development is also underway in Spinal Fusion, Dental Bone Graft Substitute, Androgenetic Alopecia, Active Soft Tissue Repair and Cosmetic Skin Rejuvenation. For more information, visit www.carmellrx.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on beliefs and assumptions and on information currently available. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained in this press release, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. Forward-looking statements in this press release include, but are not limited to, statements regarding the proceeds of the business combination, the initial market capitalization of the combined company, the leadership of the combined company, the timing of the commencement of trading on the Nasdaq Capital Market and the benefits of the business combination, as well as statements about the potential attributes and benefits of Carmell’s product candidates and the format and timing of Carmell’s product development activities and clinical trials. We cannot assure you that the forward-looking statements in this press release will prove to be accurate. These forward-looking statements are subject to a number of significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among others, the ability to recognize the anticipated benefits of the business combination, the outcome of any legal proceedings that may be instituted against Carmell following completion of the business combination, the impact of COVID-19 on Carmell’s business, the ability to obtain or maintain the listing ALPA’s common stock on Nasdaq following the proposed business combination, costs related to the proposed business combination, changes in applicable laws or regulations, the possibility that ALPA. or Carmell may be adversely affected by other economic, business, and/or competitive factors, and other risks and uncertainties, including those to be included under the header “Risk Factors” in the registration statement on Form S-4 filed by ALPA with the SEC, as amended (File No. 333-269733). Most of these factors are outside of Carmell’s control and are difficult to predict. Furthermore, if the forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. The forward-looking statements in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Contacts

Carmell Investors:

Rajiv Shukla

Executive Chairman

rshukla@carmellrx.com